Exhibit 99.1
Pinterest Announces Fourth Quarter and Full Year 2022 Results
SAN FRANCISCO, Calif. - February 6, 2023 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter and year ended December 31, 2022.
•Q4 revenue grew 4% year over year to $877 million. 2022 revenue increased 9% year over year to $2,803 million.
•Global Monthly Active Users (MAUs) increased 4% year over year to 450 million.
•GAAP net income was $17 million for Q4. GAAP net loss was $96 million for 2022. Adjusted EBITDA was $196 million and $442 million for Q4 and 2022, respectively.
•Pinterest also announced its board of directors' authorization to repurchase up to $500 million of its Class A common stock over the next 12 months.
"2022 was a solid year as we returned to MAU growth, deepened engagement and saw our personalization and relevance investments start to pay off,” said Bill Ready, Pinterest CEO. “We’re building upon this foundation by staying focused on growing monetization per user, integrating shopping throughout the core user experience, and increasingly driving operational rigor. While the industry as a whole is facing headwinds, we are adapting quickly to a changing macro environment and are committed to creating a more positive online experience for our users and advertisers."
Pinterest also announced that its board of directors has authorized a stock repurchase program of up to $500 million of its Class A common stock over the next 12 months. Under the stock repurchase program, Pinterest is authorized to repurchase, from time-to-time, shares of its Class A common stock through open market purchases, in privately negotiated transactions or in other such manner as permitted by securities law and as determined by management at such time and in such amounts as management may decide. The program does not obligate Pinterest to repurchase any specific number of shares and may be modified, suspended or discontinued at any time.
Chief Financial Officer Transition

Separately, Pinterest today announced that Todd Morgenfeld, Chief Financial Officer and Head of Business Operations, will transition from Pinterest to pursue new career opportunities on July 1, 2023.

“On behalf of the entire company and Board of Directors, I’d like to thank Todd for his outstanding contributions to Pinterest over the past six-plus years,” said Bill Ready, CEO of Pinterest. “Todd led the company’s IPO process, built a strong finance function and advanced our revenue functions and business operations. He’s been a disciplined creator of shareholder value; during Todd’s tenure, Pinterest’s revenue increased ten-fold and margins expanded meaningfully. I’m personally grateful for Todd’s partnership over the past two quarters and appreciate his commitment to a seamless transition.”

“I am honored to have been part of the transformational growth and change Pinterest has undergone these last six years,” said Morgenfeld. “I’m especially proud of the extraordinary team we have built, and I look forward to watching the company continue to innovate, execute and grow over the next several years.”

As part of this announcement, effective immediately, Andréa Mallard, Chief Marketing and Communications Officer and Bill Watkins, Chief Revenue Officer, will now report directly to Bill Ready, CEO. These functions are critical to delivering value to Pinners and advertisers and will work closely with the Executive Team on executing against strategic priorities.

Exhibit 99.1
Q4 and Full Year 2022 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2022	2021		2022	2021
Revenue	$877,209	$846,655	4%	$2,802,574	$2,578,027	9%

Net income (loss)	$17,491	$174,699	(90)%	$(96,047)	$316,438	(130)%

Non-GAAP net income*	$203,109	$339,447	(40)%	$425,988	$778,455	(45)%

Adjusted EBITDA*	$195,785	$350,859	(44)%	$441,935	$814,369	(46)%
Adjusted EBITDA margin*	22%	41%		16%	32%

NM - not meaningful
* For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q4 and Full Year 2022 Other Highlights
The following table sets forth our revenue, MAUs and ARPU based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2022	2021		2022	2021
Revenue - Global	$877	$847	4%	$2,803	$2,578	9%
Revenue - U.S. and Canada	$722	$689	5%	$2,309	$2,133	8%
Revenue - Europe	$123	$132	(7)%	$398	$382	4%
Revenue - Rest of World	$32	$25	26%	$95	$62	52%

MAUs - Global	450	431	4%	450	431	4%
MAUs - U.S. and Canada	95	95	—%	95	95	—%
MAUs - Europe	124	122	2%	124	122	2%
MAUs - Rest of World	231	215	8%	231	215	8%

ARPU - Global	$1.96	$1.93	1%	$6.36	$5.79	10%
ARPU - U.S. and Canada	$7.60	$7.17	6%	$24.38	$21.07	16%
ARPU - Europe	$1.01	$1.10	(9)%	$3.23	$3.03	7%
ARPU - Rest of World	$0.14	$0.11	21%	$0.43	$0.29	49%

Guidance
Our current expectation is that Q1 2023 revenue will grow low single digits on a year-over-year percentage basis, which takes into account slightly lower foreign exchange headwinds than Q4 2022. We expect our Q1 2023 non-GAAP operating expenses to decline to low double digits percent quarter-over-quarter*.
_____________
*We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP operating expenses or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense, which is impacted by, among other things, employee retention and decisions around future equity grants to employees. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Webcast and conference call information
A live audio webcast of our fourth quarter 2022 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures and slide presentation are also available. We will not be publishing a letter to shareholders this quarter. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: general economic and political uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including inflation, fear of recession, foreign exchange fluctuations and supply-chain issues as well as events such as Russia's invasion of Ukraine; our ability to provide useful and relevant content; our ability to attract and retain creators that create relevant and engaging content on our platform; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on online application stores' and internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; the impact of the COVID-19 pandemic, including its impact on our business as well as on global and regional economies and economic activity; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with our hosting services and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of February 6, 2023. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share and constant currency revenue growth rates. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income, interest expense and other income (expense), net, provision for (benefit from) income taxes and non-cash charitable contributions. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense and non-cash charitable contributions. Non-GAAP income from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share rather than net income (loss), net margin, total costs and expenses, income (loss) from operations, net income (loss) and net income (loss) per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. The number of MAUs do not include Shuffles users unless they would otherwise qualify as MAUs. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our average revenue per user metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Press:
Tessa Chen
press@pinterest.com
Investor relations:
Neil Doshi
ir@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,611,063	$1,419,630
Marketable securities	1,087,164	1,060,488
Accounts receivable, net of allowances of $12,672 and $8,282 as of as of December 31, 2022 and 2021, respectively	681,532	653,355
Prepaid expenses and other current assets	74,918	48,090
Total current assets	3,454,677	3,181,563
Property and equipment, net	59,575	53,401
Operating lease right-of-use assets	206,253	227,912
Goodwill and intangible assets, net	124,822	61,115
Other assets	17,403	13,247
Total assets	$3,862,730	$3,537,238
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,920	$17,675
Accrued expenses and other current liabilities	292,611	242,131
Total current liabilities	380,531	259,806
Operating lease liabilities	178,694	209,181
Other liabilities	21,851	29,508
Total liabilities	581,076	498,495
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 593,918 and 568,228 shares issued and outstanding as of December 31, 2022 and 2021, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 89,284 and 88,644 shares issued and outstanding as of December 31, 2022 and 2021, respectively	7	7
Additional paid-in capital	5,407,724	5,059,528
Accumulated other comprehensive loss	(11,419)	(2,181)
Accumulated deficit	(2,114,658)	(2,018,611)
Total stockholders’ equity	3,281,654	3,038,743
Total liabilities and stockholders’ equity	$3,862,730	$3,537,238

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$877,209	$846,655	$2,802,574	$2,578,027
Costs and expenses:
Cost of revenue	185,028	141,248	678,597	529,320
Research and development	265,240	240,856	948,980	780,264
Sales and marketing	317,270	190,525	933,133	641,279
General and administrative	103,803	94,578	343,541	300,977
Total costs and expenses	871,341	667,207	2,904,251	2,251,840
Income (loss) from operations	5,868	179,448	(101,677)	326,187
Interest income	17,172	822	30,943	4,204
Interest expense and other income (expense), net	5,734	(3,429)	(15,210)	(9,420)
Income (loss) before provision for income taxes	28,774	176,841	(85,944)	320,971
Provision for income taxes	11,283	2,142	10,103	4,533
Net income (loss)	$17,491	$174,699	$(96,047)	$316,438
Net income (loss) per share attributable to common stockholders:
Basic	$0.03	$0.27	$(0.14)	$0.49
Diluted	$0.03	$0.25	$(0.14)	$0.46
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	674,385	651,077	665,732	640,030
Diluted	674,385	690,167	665,732	691,651

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2022	2021
Operating activities
Net income (loss)	$(96,047)	$316,438
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,489	27,500
Share-based compensation	497,123	415,382
Non-cash charitable contributions	—	45,300
Other	(13,889)	9,607
Changes in assets and liabilities:
Accounts receivable	(28,856)	(88,862)
Prepaid expenses and other assets	(30,214)	(14,727)
Operating lease right-of-use assets	56,024	43,995
Accounts payable	70,777	(33,451)
Accrued expenses and other liabilities	20,627	82,435
Operating lease liabilities	(52,832)	(50,710)
Net cash provided by operating activities	469,202	752,907
Investing activities
Purchases of property and equipment and intangible assets	(28,984)	(9,031)
Purchases of marketable securities	(1,028,480)	(1,104,087)
Sales of marketable securities	7,417	274,654
Maturities of marketable securities	1,007,861	849,520
Acquisition of business, net of cash acquired	(86,059)	(36,914)
Net cash used in investing activities	(128,245)	(25,858)
Financing activities
Proceeds from exercise of stock options, net	12,882	23,912
Shares repurchased for tax withholdings on release of restricted stock units and restricted stock awards	(161,809)	—
Payment of deferred offering costs and other financing activities	—	(1,750)
Net cash (used in) provided by financing activities	(148,927)	22,162
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,434)	(1,058)
Net increase in cash, cash equivalents and restricted cash	190,596	748,153
Cash, cash equivalents and restricted cash, beginning of period	1,427,064	678,911
Cash, cash equivalents and restricted cash, end of period	$1,617,660	$1,427,064
Supplemental cash flow information
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$31,515	$118,977
    `

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$1,611,063	$1,419,630
Restricted cash included in prepaid expenses and other current assets	1,067	1,137
Restricted cash included in other assets	5,530	6,297
Total cash, cash equivalents and restricted cash	$1,617,660	$1,427,064

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Share-based compensation by function:
Cost of revenue	$2,829	$1,931	$7,629	$7,438
Research and development	100,166	115,048	324,161	309,715
Sales and marketing	45,903	13,400	99,467	52,691
General and administrative	21,414	9,021	65,866	45,538
Total share-based compensation	$170,312	$139,400	$497,123	$415,382

Amortization of acquired intangible assets by function:
Cost of revenue	$4,974	$296	$8,583	$579
Sales and marketing	10,135	45	15,540	45
General and administrative	197	197	789	711
Total amortization of acquired intangible assets	$15,306	$538	$24,912	$1,335

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$871,341	$667,207	$2,904,251	$2,251,840
Share-based compensation	(170,312)	(139,400)	(497,123)	(415,382)
Amortization of acquired intangible assets	(15,306)	(538)	(24,912)	(1,335)
Non-cash charitable contributions	—	(24,810)	—	(45,300)
Total non-GAAP costs and expenses	$685,723	$502,459	$2,382,216	$1,789,823

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$17,491	$174,699	$(96,047)	$316,438
Depreciation and amortization	19,605	7,201	46,489	27,500
Share-based compensation	170,312	139,400	497,123	415,382
Interest income	(17,172)	(822)	(30,943)	(4,204)
Interest expense and other (income) expense, net	(5,734)	3,429	15,210	9,420
Provision for income taxes	11,283	2,142	10,103	4,533
Non-cash charitable contributions	—	24,810	—	45,300
Adjusted EBITDA	$195,785	$350,859	$441,935	$814,369

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$17,491	$174,699	$(96,047)	$316,438
Share-based compensation	170,312	139,400	497,123	415,382
Amortization of acquired intangible assets	15,306	538	24,912	1,335
Non-cash charitable contributions	—	24,810	—	45,300
Non-GAAP net income	$203,109	$339,447	$425,988	$778,455

Basic weighted-average shares used in computing net income per share attributable to common stockholders	674,385	651,077	665,732	640,030
Weighted-average dilutive securities(1)	22,547	39,090	25,200	51,621
Diluted weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders	696,932	690,167	690,932	691,651
Non-GAAP net income per share attributable to common stockholders	$0.29	$0.49	$0.62	$1.13

(1)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.